UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NioCorp Developments Ltd.
(Exact name of registrant as specified in its charter)

British Columbia	98-1262185
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates:	333-213451	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, Without Par Value
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common shares, without par value, of NioCorp Developments Ltd. (the “Registrant”) contained in the Registrant’s Registration Statement on Form S-1, originally filed on September 2, 2016, as amended September 22, 2016 with the United States Securities and Exchange Commission (File No. 333-213451), together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the United States Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by this reference in response to this item is incorporated by reference into this Registration Statement.

Item 2. Exhibits.

ITEM 2. EXHIBITS.

Exhibit Number	Description of Exhibits
3.1	Notice of Articles, dated April 5, 2016(1)
3.2	Articles, dated January 27, 2015(1)

Notes:

(1)	Previously filed as an exhibit to the Company’s draft registration statement on Form S-1 submitted to the Commission on July 27, 2016 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)	NioCorp Developments Ltd.

Date	October 28, 2016

By	/s/ Neal Shah
Neal Shah Chief Financial Officer

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